UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 17, 2019
(Date of earliest event reported)

Glu Mobile Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33368	91-2143667
(Commission File Number)	(IRS Employer Identification No.)

875 Howard Street, Suite 100
San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)

(415) 800-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	GLUU	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2019, the Compensation Committee (the “Committee”) of the Board of Directors of Glu Mobile Inc. (“Glu”) completed its annual review of executive compensation for Glu’s management team, including the named executive officers set forth below (the “Executive Officers”):

●	Nick Earl, Glu’s President and Chief Executive Officer;

●	Eric R. Ludwig, Glu’s Executive Vice President, Chief Operating Officer and Chief Financial Officer;

●	Chris Akhavan, Glu’s Senior Vice President, Business and Corporate Development; and

●	Scott J. Leichtner, Glu’s Vice President, General Counsel and Corporate Secretary.

In connection with such review, the Committee determined to continue to emphasize a pay-for-performance culture by (1) eliminating cash bonuses for Messrs. Earl, Ludwig and Akhavan for 2020 and replacing their cash bonus opportunity with performance-based restricted stock unit awards (“PSUs”) and (2) having a significant portion of each Executive Officer’s annual equity award be comprised of PSUs in addition to standard time vesting restricted stock unit awards (“RSUs”). The Committee believes that Glu’s executive compensation program aligns the interests of the Executive Officers with Glu’s stockholders and is consistent with Glu’s strategic goals of realizing significant bookings and Adjusted EBITDA growth in 2020 and beyond.

Grant of PSUs in Lieu of 2020 Cash Bonus

Consistent with prior years, the Committee determined that it would not provide Messrs. Earl, Ludwig and Akhavan with a cash-based bonus plan for 2020, but instead would provide these Executive Officers with the opportunity to earn an equivalent value of PSUs to the extent that Glu achieves certain bookings and Adjusted EBITDA (defined as non-GAAP operating income excluding depreciation and royalty impairments) targets during 2020. Mr. Leichtner will participate in a cash-based bonus plan for 2020, as described below, and did not receive PSUs in lieu of a cash bonus.

The Committee determined the maximum number of PSUs that each of Messrs. Earl, Ludwig and Akhavan can potentially earn by calculating the maximum cash bonus that each of these Executive Officers could have otherwise received in 2020 based on the maximum bonus percentages and annual base salaries for such Executive Officers and then converting such maximum bonus value into a maximum number of PSUs using a conversion ratio that utilized Glu’s 90-day average stock price prior to when the Committee approved the PSUs, as illustrated in the table below.

Executive Officer	Target Bonus Percentage	Maximum Bonus Percentage	Base Salary for Determining # of PSUs	2020 Target Bonus Value	2020 Maximum Bonus Value	Maximum Bonus Value Converted into PSUs
Nick Earl	100%	200%	$475,000	$475,000	$950,000	171,000
Eric Ludwig	100%	200%	$375,000	$375,000	$750,000	135,000
Chris Akhavan	81%(1)	162%(1)	$400,000	$324,000	$648,000(1)	117,000

(1)	The Committee determined to reduce Mr. Akhavan’s target and maximum bonus percentages from 100% and 200% to 81% and 162%, respectively, which had the impact of reducing his maximum bonus value by $152,000 from $800,000 to $648,000. The Committee reallocated this amount by increasing the value of Mr. Akhavan’s annual refresh grants by $152,000, as discussed below.

Messrs. Earl, Ludwig and Akhavan will only earn the maximum amount of PSUs specified in the table above if Glu both (1) achieves a minimum Adjusted EBITDA goal for 2020 (the “Adjusted EBITDA Threshold”) and (2) generates bookings for 2020 that equal or exceed a specified maximum level of performance (the “Maximum Bookings Goal”). If Glu does not achieve the Maximum Bookings Goal, Messrs. Earl, Ludwig and Akhavan can earn (1) 50% of the maximum amount of PSUs if Glu achieves the Adjusted EBITDA Threshold in 2020 and generates 2020 bookings that are approximately 4% below the Maximum Bookings Goal (the “Target Bookings Goal”) and (2) 15% of the maximum amount of PSUs if Glu achieves the Adjusted EBITDA Threshold in 2020 and generates 2020 bookings that are approximately 12% below the Maximum Bookings Goal (the “Minimum Bookings Goal”). Each of the Maximum Bookings Threshold, Target Bookings Goal and the Minimum Bookings Goal represents a significant increase over forecasted 2019 bookings. To the extent that Glu achieves the Adjusted EBITDA Threshold in 2020 and generates bookings between two of the goals, the number of PSUs earned by Messrs. Earl, Ludwig and Akhavan will be calculated on a linear basis.

The table below illustrates the number of PSUs that each of Messrs. Earl, Ludwig and Akhavan could potentially earn based on Glu’s Adjusted EBITDA and bookings for 2020:

Executive Officer	PSUs Earned if Glu Achieves Adjusted EBITDA Threshold and Maximum Bookings Goal	PSUs Earned if Glu Achieves Adjusted EBITDA Threshold and Target Bookings Goal	PSUs Earned if Glu Achieves Adjusted EBITDA Threshold and Minimum Bookings Goal	PSUs Earned if Glu Fails to Achieve Adjusted EBITDA Threshold or Minimum Bookings Goal
Nick Earl	171,000	85,000	25,650	0
Eric Ludwig	135,000	67,500	20,250	0
Chris Akhavan	117,000	58,500	17,550	0

The PSUs were granted on December 17, 2019. Glu will determine its 2020 Adjusted EBITDA and bookings in early 2021, and to the extent that Messrs. Earl, Ludwig and Akhavan earn any PSUs based on Glu’s 2020 bookings and Adjusted EBITDA, such PSUs will fully vest in February 2021 (consistent with the timing of when Glu historically paid cash bonuses to its executives).

Grant of PSUs as Part of Annual Refresh Grants

Reflecting its focus on emphasizing a pay-for-performance culture, the Committee determined this year to again award a significant portion of the value of each Executive Officer’s annual equity award in performance-based equity.

The Committee determined the value of each Executive Officer’s annual refresh equity awards by benchmarking against similarly situated executives at Glu’s peer companies (the “Peer Companies”). The Peer Companies were based on Glu’s peer companies specified in Glu’s definitive proxy statement relating to its 2019 Annual Stockholders’ Meeting, which the Committee updated with the assistance of its outside compensation consultant to better reflect Glu’s current financial performance and market capitalization. As noted above, the Committee also determined to increase the value of Mr. Akhavan’s annual refresh equity by $152,000 to offset the reduction to his maximum bonus opportunity. The Committee determined to award 50% of the value of each of Messrs. Earl’s, Ludwig’s and Akhavan’s annual equity award in PSUs and 25% of the value of Mr. Leichtner’s annual equity award in PSUs; these Executive Officers received the balance of their annual refresh equity awards in the form of time vesting RSUs.

Each of the PSUs contain Adjusted EBITDA thresholds and bookings goals for each of 2020, 2021 and 2022, with one-third of the maximum shares subject to the PSUs earnable in each of those years. The Adjusted EBITDA threshold and bookings goals for 2020 are the same as described above under “Grant of Performance Options in Lieu of 2019 Cash Bonus,” with the thresholds and goals for 2021 and 2022 increasing significantly from the prior year’s thresholds. To the extent that Glu achieves the Adjusted EBITDA threshold for a given year and generates bookings between two of the goals, the number of PSUs earned by the Executive Officer for such year will be calculated on a linear basis. If Glu does not achieve an Adjusted EBITDA threshold or bookings goals in any year and less than the full amount of shares are earned for such year, the Executive Officer cannot recapture those shares through overachievement of the maximum Adjusted EBITDA thresholds and bookings goals in subsequent years.

The table below illustrates the number of PSUs that each Executive Officer could potentially earn based on Glu’s Adjusted EBITDA and bookings for 2020, 2021 and 2022:

		Maximum	Target PSUs Eligible to be			PSUs Earned in Each Year for
	Target	Total	Earned for Performance During:			Performance Equal to: (% of Target)
Executive	PSUs	PSUs
Officer	Earnable	Earnable	FY20	FY21	FY22	Threshold	Target	Maximum
Nick Earl	369,099	553,649	123,033	123,033	123,033	30%	100%	150%
Eric Ludwig	207,056	310,584	69,018	69,019	69,019	30%	100%	150%
Chris Akhavan	81,202	121,803	27,067	27,067	27,067	30%	100%	150%
Scott Leichtner	24,757	37,136	8,252	8,252	8,253	30%	100%	150%

Each of the PSUs were granted on December 17, 2019. Glu will determine its EBITDA and bookings for each of 2020, 2021 and 2022 early in 2021, 2022 and 2023, respectively, and to the extent that the Executive Officers earn any PSUs based on Glu’s bookings and EBITDA for such years, the shares earned will fully vest in February 2021, 2022 and 2023, respectively.

Executive Cash Bonus Plan

On December 17, 2019, the Committee approved a cash-based bonus plan for 2020 (the “Bonus Plan”) for certain of Glu’s corporate vice presidents and product leaders, including Mr. Leichtner; Messrs. Earl, Ludwig and Akhavan are not eligible to participate in the Bonus Plan as they received PSU in lieu of a 2020 cash bonus as discussed above.

The target and maximum bonus amounts for Mr. Leichtner under the Bonus Plan are set forth in the table below:

Executive Officer	2020 Target Percentage	2020 Maximum Percentage	2020 Salary	2020 Target Bonus	2020 Maximum Bonus
Scott Leichtner	50%	100%	$345,000	$172,500	$345,000

Mr. Leichtner will only receive the maximum bonus payment specified in the table above if Glu both (1) achieves the Adjusted EBITDA Threshold and (2) generates bookings for 2020 that equal or exceed the Maximum Bookings Goal. If Glu does not achieve the Maximum Bookings Goal, Mr. Leichtner can earn (1) the target bonus payment specified in the table above if Glu achieves the Adjusted EBITDA Threshold and generates 2020 bookings equal to the Target Bookings Goal and (2) 30% of the target bonus payment if Glu achieves the Adjusted EBITDA Threshold and generates 2020 bookings equal to the Minimum Bookings Goal. To the extent that Glu achieves the Adjusted EBITDA Threshold and generates bookings between two of the goals, Mr. Leichtner’s payment under the Bonus Plan will be calculated on a linear basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

Date: December 20, 2019	By:	/s/ Scott J. Leichtner
	Name:	Scott J. Leichtner
	Title:	Vice President and General Counsel